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                                                                   Exhibit 10.12

                                                                  EXECUTION COPY

                                                        CONFIDENTIAL INFORMATION

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                                CAKEWALK BRE LLC,

                                    as Issuer

                       RZO CORPORATE ADMINISTRATION, INC.,

                                   as Servicer

                                       and

                    ENTERTAINMENT FINANCE INTERNATIONAL, LLC,

                                    as Lender

                   -------------------------------------------

                               SERVICING AGREEMENT

                   -------------------------------------------

                            Dated as of June 29, 1999

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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

PRELIMINARY STATEMENT ....................................................  1

ARTICLE I - DEFINITIONS ..................................................  1

   Section 1.01 Defined Terms ............................................  1

ARTICLE 2 - ADMINISTRATION AND SERVICING OF COLLATERAL ...................  2

   Section 2.01 The Servicer To Act as Servicer ..........................  2

   Section 2.02 Collection of Payments ...................................  3

   Section 2.03 Records and Certain Moneys Held in Bailment ..............  4

   Section 2.04 Servicer's Accounting ....................................  5

   Section 2.05 No Offset ................................................  5

   Section 2.06 Realization upon Defaulted Collateral ....................  5

   Section 2.07 Servicing Compensation ...................................  6

ARTICLE 3 - ACCOUNTINGS, STATEMENTS AND REPORTS ..........................  6

   Section 3.01 Servicer Report ..........................................  6

   Section 3.02 Certification as to Compliance; Notice of Default ........  6

   Section 3.03 Semi--Annual Accountants' Reports ........................  7

ARTICLE 4 - THE SERVICER .................................................  7

   Section 4.01 Corporate Existence; Status as Servicer; Merger ..........  7

   Section 4.02 Performance of Obligations ............................... 10

   Section 4.03 The Servicer Not To Resign; No Assignment ................ 10

   Section 4.04 Limitation on Liability of the Servicer and Others ....... 11

   Section 4.05 Fidelity Bond and Errors and Omissions Insurance ......... 11


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ARTICLE 5 - SERVICER TERMINATION; ADMINISTRATOR TERMINATION .............. 12

   Section 5.01 Events of Servicer Termination ........................... 12

   Section 5.02 Appointment of Successor ................................. 14

   Section 5.03 Rights Cumulative ........................................ 14

ARTICLE 6 - REPURCHASE OF COLLATERAL BY CAKEWALK LLC ..................... 15

   Section 6.01 Repurchase of Collateral ................................. 15

ARTICLE 7 - MISCELLANEOUS PROVISIONS ..................................... 15

   Section 7.01 Termination of Agreement ................................. 15

   Section 7.02 Amendments ............................................... 16

   Section 7.03 Governing Law ............................................ 16

   Section 7.04 Notices .................................................. 16

   Section 7.05 Severability of Provisions ............................... 16

   Section 7.06 Inspection and Audit Rights; Confidentiality ............. 17

   Section 7.07 Binding Effect ........................................... 18

   Section 7.08 Article Headings ......................................... 18

   Section 7.09 Legal Holidays ........................................... 18

   Section 7.10 Counterparts ............................................. 19

APPENDIX A - Standard Definitions

EXHIBIT A - Form of Servicer Report


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            SERVICING AGREEMENT (this "Agreement"), dated as of June 29, 1999, by and among CAKEWALK BRE LLC, a New York limited liability company (the "Issuer"), RZO CORPORATE ADMINISTRATION, INC., a New Jersey corporation, for itself and as the Servicer hereunder (referred to herein, in its capacity, as the "Servicer") and ENTERTAINMENT FINANCE INTERNATIONAL, LLC, a Delaware limited liability company, as lender (the "Lender") under the Indenture referred to hereinafter.

                              PRELIMINARY STATEMENT

            The Issuer and Cakewalk LLC have entered into a Contribution Agreement (as such term and other capitalized terms used herein are defined below) providing for, among other things, the contribution by Cakewalk LLC to the Issuer of certain Assets described in Exhibit A to the Contribution Agreement. The Issuer and Cakewalk LLC have entered into a Management Agreement, pursuant to which Cakewalk LLC, as Manager, has agreed to manage the Assets for the Issuer. The Issuer, the Lender and the Servicer will enter into an Indenture pursuant to which the Issuer will be granting to the Lender a security interest in such Assets and certain other collateral specified therein (the "Collateral")

            Pursuant to the Operating Agreement, the Contribution Agreement and the Indenture (the "Related Agreements"), the Issuer is required to perform certain duties in connection with the Indenture and the Collateral therefor pledged, and the Issuer desires to have the Servicer perform certain of such duties as the Issuer's agent, and provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request, and the Servicer has agreed to perform such duties.

            The Servicer agrees that all covenants and agreements made by the Servicer in its capacities herein with respect to the Collateral shall be for the benefit and security of the Lender. For its services hereunder the Servicer is to receive a Servicing Fee as set forth in Section 2.07.

                             ARTICLE I - DEFINITIONS

            Section 1.01 Defined Terms. Except as otherwise specified or as the context may otherwise require, the capitalized terms used in this Agreement shall have the respective meanings specified in the Standard Definitions set forth as Appendix A hereto, which is incorporated herein by this reference. The definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.
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                           ARTICLE 2 - ADMINISTRATION
                           AND SERVICING OF COLLATERAL

            Section 2.01 The Servicer To Act as Servicer. Subject to the rights and obligations of the Manager under the Management Agreement, the Servicer shall administer and service all Collateral as the agent of the Issuer for the benefit of the Issuer and, to the extent of the Issuer's obligations under the Indenture, to the Lender in accordance with the terms of this Agreement and, subject to the Indenture, the Servicer shall have full power and authority to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including enforcement of the Management Agreement on behalf of the Issuer and the Lender. Without limiting the generality of the foregoing, subject to the Indenture, the Servicer is hereby authorized and empowered by the Issuer to execute and deliver on its behalf in the event the Manager fails to do so, any and all consents, instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral. The Servicer agrees that servicing of the Collateral shall be carried out prudently and in accordance with customary and usual servicing standards for other institutional servicers and applicable law, and to the extent not inconsistent with the foregoing, the Servicer shall exercise that degree of skill and care consistent with the degree of skill and care that the Servicer exercises with respect to similar property and property rights owned or serviced by the Servicer and its Affiliates and shall apply in the servicing and administration of the Collateral standards, policies and procedures consistent with the standards, policies and procedures that the Servicer and its Affiliates applies with respect to similar property and property rights owned or serviced by it. The Servicer shall give prior written notice to the Issuer, the Manager and the Lender of any material change to its servicing policies and procedures; provided, however, that the Servicer shall not make any such change that is or will be material and adverse to the interests of the Issuer or the Noteholders. Promptly after the execution and delivery of this Agreement, the Servicer shall deliver to the Issuer, the Manager and the Lender a list, certified by its secretary or one of its assistant secretaries, of the officers and employees of the Servicer involved in, or responsible for, the administration and servicing of the Collateral, which list shall from time to time be updated by the Servicer and which may be relied upon until so updated and delivered to the Issuer, the Manager and the Lender.

            Without limiting the generality of the foregoing, the Servicer shall have the following duties:

            (a) the Servicer shall supervise the activities of the Manager and shall enforce the Manager's obligations under the Management Agreement, including, but not limited to, the following:


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                  (i) If any obligated party shall be in default under any
            Collateral, the Servicer shall promptly direct the Manager to take such actions as are consistent with the Manager's normal and customary actions to require such obligated party to remedy such default, including sending appropriate notice of such default to such obligated party and to the Lender.

                  (ii) The Servicer shall direct the Manager to take all
            necessary actions to maintain, enforce or renew any intellectual property rights registration (including, but not limited to copyright, trademark and patent registrations) in respect of any of the Collateral in any federal or foreign jurisdiction where intellectual property rights similar to the intellectual property rights included in the Collateral are generally registered and where the failure to take any such action will have a material adverse effect on the value of the Collateral or the interests of the Issuer and the Noteholders therein. Upon the Manager's failure to do so, the Servicer is hereby authorized and empowered by the Issuer and the Lender to execute and deliver on behalf of the Issuer and the Lender, any and all documents or instruments necessary to maintain, enforce or renew such copyrights.

            (b) Upon any release of the Lender's security interest in any Collateral, the Servicer shall effect the release and transfer of documents with respect to the Deleted Collateral in accordance with the Indenture.

            Section 2.02 Collection of Payments.

            (a) The Servicer shall not commingle payments received under the Collateral with any other funds, payments or assets.

            (b) The Servicer shall make reasonable efforts to collect, or cause the Manager to collect, all payments called for under the terms and provisions of the Collateral including all RYKO Payments, and to cause the same to be deposited in the Lockbox Account by the payors thereof. The Servicer shall, consistent with this Agreement and the rights of the Manager under the Management Agreement, follow such normal and customary collection procedures as it follows with respect to its own receivables and contracts which are comparable to the Collateral or as are normal and customary in the entertainment industry.

            (c) The Servicer shall cause to be deposited in the Collection Account (i) within two Business Days of receipt all payments of monies received directly by the Servicer from any obligated party in respect of the Collateral and (ii) within the time frame specified in Section 12.2(c) of the Indenture, any sums received in the Lock-Box Account.


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            Section 2.03 Records and Certain Moneys Held in Bailment.

            (a) The Servicer acknowledges that any monies from time to time received by it with respect to the Collateral have been pledged, subject to any applicable Impositions on Rights, to the Lender under the Indenture and that, solely for the purposes of perfection of the Lender's security interest in such monies, the Servicer shall act as agent and bailee of the Lender in administering such monies, as well as agent and bailee of the Lender in holding any documents or other items relating to such monies which from time to time come into the possession of the Servicer. The Servicer agrees, for the benefit of the Issuer and the Lender, with respect to their interests to act as such agent and bailee, and to deal with such monies, such documents and such items, as agent and bailee for the Issuer and the Lender, to apply such monies solely in accordance with the provisions of this Agreement and the Indenture, respectively, to the payment of the principal and interest on the Notes for whose payment such money has been deposited with the Servicer.

            (b) With respect to Collateral serviced by the Servicer, the Servicer shall retain all data relating directly to or maintained in connection with the servicing of such Collateral at the offices of the Servicer, shall give the Issuer, the Manager and the Lender access to all such data at all reasonable times and shall mark such data in a manner that readily permits its identification as such by the Issuer, the Manager and the Lender. If the rights of the Servicer shall have been terminated pursuant to Section 5.01, the Servicer shall, upon demand of the Issuer, the Manager or the Lender, deliver to the Issuer, the Manager or the Lender, as the case may be, all data necessary for the servicing of such Collateral together with all monies, documents and other items relating to the Collateral. For purposes of effecting delivery of the foregoing, the Issuer, the Manager, the Lender or any Person appointed pursuant to Section 5.02 hereof, shall be permitted, but shall not be obligated, to enter the Servicer's offices upon the giving of one Business Day's prior notice.

            (c) Upon satisfaction and discharge of this Agreement, the Indenture, and at the written request of the Lender and the Issuer and upon being supplied with appropriate forms therefor, at such time as there are no obligations outstanding and all amounts due under this Agreement and the Indenture have been paid, the Servicer shall, at the expense of the Issuer, cause the Lender to execute and the Issuer shall file all documents (including without limitation Form UCC-3 and any necessary copyright, trademark or patent forms) necessary to discharge all Liens and other security interests filed with any governmental board or body with respect to the Lender's lien on the Collateral, and any other assets of the Collateral, and the Servicer shall otherwise cooperate in any way reasonably


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necessary to restore full unencumbered title in the Collateral to the Issuer or its designee.

            Section 2.04 Servicer's Accounting. The Servicer shall, in addition to the bookkeeping required with respect to the Collateral, maintain, as part of the Collateral servicing data, a separate accounting for the purpose of justifying any payments made to the Servicer from the Collection Account. The Servicer agrees to make its accounting hereunder available to the Issuer and the Noteholders upon request.

            Section 2.05 No Offset. The obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer or the Lender whether in respect of this Agreement, any Collateral or otherwise.

            Section 2.06 Realization upon Defaulted Collateral. If the Servicer determines with respect to any element of the Collateral that comes into and continues in default that the Manager is unable to make satisfactory arrangements for collection of delinquent payments thereunder pursuant to
Section 2.02(b), the Servicer and the Issuer, upon written directions of the Lender, shall instruct the Manager to institute legal proceedings for collection of damages or other appropriate remedies and if the Manager fails to do so within a reasonable period of time, the Servicer shall undertake such action as it deems appropriate. In connection with any such proceeding, the Servicer shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to property similar to such element of the Collateral. Any such action shall be without prejudice to any right of the Lender to claim a Default or Event of Default under the Management Agreement or the Indenture, if applicable, and to proceed thereafter as provided in
Section 8.1 or Section 8.3 thereof, as applicable. All Liquidation Proceeds in respect of any such Collateral received by the Servicer shall be deposited in the Collection Account within two (2) Business Days of receipt. All out-of-pocket costs and expenses (including, without limitation, payments to third party professionals, filing fees, etc.) incurred by the Servicer in connection with the enforcement of Collateral shall be reimbursed to the Servicer from the Collection Account.

            Section 2.07 Servicing Compensation. As compensation for the performance of its servicing obligations under this Agreement the Servicer shall be entitled, subject to Section 5.01 herein, to a servicing fee on each Payment Date equal to 2.00% of the sum of (i) the amount deposited to the Reserve Fund pursuant to Section 13.1(a) of the Indenture and (ii) amounts distributed from the Collection Account pursuant to Section 13.1(b) of the Indenture other than amounts distributed in accordance with clauses (i), (v), (vi), (viii) and (ix) thereof for the related Collection Period; provided, however, that in no event shall such


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amount be less than $1,750 for any Payment Date (the "Servicing Fee"). The
Servicer represents that the Servicing Fee does not exceed the fee that is customarily paid for similar services. The Servicer shall pay all Servicer Expenses incurred by it in connection with its servicing and administrative activities hereunder and shall not be entitled to reimbursement for such expenses.

                 ARTICLE 3 - ACCOUNTINGS. STATEMENTS AND REPORTS

            Section 3.01 Servicer Report. No later than 12:00 noon New York time, on each Servicer Remittance Date, the Servicer shall deliver to Issuer, the Manager and the Lender the Servicer Report in the form attached as Exhibit A hereto. If the Issuer, the Manager or the Lender does not timely receive such Servicer Report, it shall promptly demand delivery thereof from the Servicer and notify the others of such lack of receipt. The Servicer, on or before the tenth day prior to the final Payment Date, shall notify the Lender in writing of the maturity date for the Notes. Such notice shall include a statement that following the final payment of all principal and accrued interest on the Notes that the Lender is required to surrender the same to the Issuer within thirty
(30) days thereafter.

            Section 3.02 Certification as to Compliance; Notice of Default. The Servicer shall deliver to the Issuer and the Lender an Officers' Certificate on or before the first day of each January, April, July and October of each year (commencing October 1, 1999) to the effect that (a) a review of the activities of the Servicer during the quarter-annual period preceding the month in which such Officer's Certificate is delivered, and, in the case of the Officers' Certificate delivered on or before each January 1, during the preceding calendar year, and of its performance under this Agreement during such period has been made under the supervision of the officers executing such Officers' Certificate with a view to determining whether during such period the Servicer had performed and observed all of its obligations under this Agreement, (b) that on the basis of such review the officers signing such certificate are of the opinion that during such period the Servicer has supervised the Management Agreement or serviced the Collateral, as applicable, and the Indenture in compliance with the procedures hereof except as described in such certificate, and (c) either (i) stating that based on such review no default of any material nature by the Servicer under this Agreement has occurred or (ii) if such a default has occurred, specifying such default and the nature and status thereof and proposed remedial action with respect thereto.

            Section 3.03 Annual Accountants' Reports. Within 90 days after each Payment Date occurring in January, the Servicer, in connection with the work performed in conducting the annual audit of the Servicer's operations, shall, at the Issuer's expense, cause Ernst & Young LLP to furnish a certificate or


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statement to the Issuer and the Lender to the effect that (a) such firm has read the Transaction Documents, (b) has reviewed, in accordance with certain procedures specified in such certificate or opinion, the records and calculations set forth in the Servicer Reports delivered by the Servicer during the reporting period and certain specified documents and records relating to the servicing of the Collateral and (c) on the basis of such examination, certifies that:

                  (i) such firm has compared the information contained in the
            Servicer Reports as summarized by the Servicer and the information set forth in the Officers' Certificates delivered pursuant to
            Section 3.02 hereof with information contained in the accounts and records for the year or the relevant period of the summarized information in accordance with the standards established by the American Institute of Certified Public Accountants, and that the information set forth in such Servicer Reports is correct except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement; and

                  (ii) the reporting requirements have been completed in
            compliance with the Transaction Documents.

                            ARTICLE 4 - THE SERVICER

            Section 4.01 Corporate Existence; Status as Servicer; Merger.

            (a) The Servicer shall keep in full effect its existence and good standing as a corporation in its state of incorporation and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Servicer to perform its duties under this Agreement. The Servicer has obtained all necessary licenses and approvals, in all jurisdictions where the failure to be so qualified, have such good standing or have such licenses or approvals would have a material adverse effect on the Servicer's business and operations or in which the servicing of the Collateral as required herein requires or will require such qualification.

            (b) The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless the corporation formed by such consolidation or into which the Servicer has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Servicer as an entirety, executes and delivers to the Issuer and the Lender an agreement (the "Successor Agreement"), in form and substance reasonably satisfactory to the Issuer and the Lender, which contains an assumption by such successor entity of the due


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and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement. Further, the Issuer and the Lender shall have received an opinion of counsel from counsel to such successor entity that the Successor Agreement constitutes the legal, valid and binding agreement of the successor entity, and is enforceable against it in accordance with its terms except as such may be limited by the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar law affecting the rights of creditors generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) Each Transaction Document to which the Servicer is a party has been duly authorized and, when executed and delivered by the Servicer will constitute valid, binding and enforceable obligations of the Issuer in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Servicer and to general principles of equity.

            (d) No event has occurred and is continuing that constitutes, or with the passage of time or the giving of notice or both would constitute a Default or an Event of Default by the Servicer under, and as defined in, this Agreement or any other Transaction Document to which the Servicer is a party. Neither the execution and delivery of the Transaction Documents by the Servicer, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents (i) conflicts with or results in any breach or violation of any provision of the certificate of incorporation, bylaws or other organizational document of the Servicer or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer or (ii) constitutes a default by the Servicer under or a breach of any provision of any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are or may be bound or affected.

            (e) The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party and the fulfillment of the terms hereof and thereof are legal by the Servicer and will not (i) conflict with, or result in a breach of any of the provisions of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract, agreement, charter instrument, by-law or other instrument to which the Servicer is a party or by which the Servicer or its property is bound, (ii)


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result in the creation or imposition of any lien upon any of the properties or assets of the Servicer pursuant to the terms of any such indenture, mortgage, deed of trust, contract, agreement, charter instrument, by-law or other instrument, or (iii) violate any of the provisions of the certificate of incorporation or bylaws of the Servicer.

            (f) There is no pending action, suit, proceeding or investigation, including but not limited to any such proceeding or investigation against or affecting the Servicer before any court, administrative agency, arbitrator or governmental body which, if decided adversely to the Servicer, would materially affect (i) the condition (financial or otherwise), business, properties, prospects, profits or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of, any Transaction Document to which it is a party or (iii) the Lender's or the Servicer's ability to foreclose or otherwise enforce their respective interest in the Collateral as contemplated under the Indenture and this Agreement. The Servicer is not subject to any order of any court, governmental authority or agency or arbitration board of tribunal.

            (g) No consent, approval, authorization, order of, or filing, registration, qualification with any court or other governmental authority in respect of the Servicer is necessary or required in connection with the authorization, execution, delivery or performance by the Servicer of this Agreement or any other Transaction Document to which it is a party or any of the other documents or transactions contemplated thereby, including without limitation, the pledge and assignment of the Collateral to the Lenders, the servicing of the Collateral, the filing of any appropriate UCC financing statements or the delivery of the Note.

            (h) The Servicer is not a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business.

            Section 4.02 Performance of Obligations.

            (a) The Servicer shall punctually perform and observe all of its obligations and agreements contained in this Agreement. The Issuer will comply in all material respects with all requirements of law applicable to the Issuer relating to the performance of its obligations under this Agreement and the Notes.

            (b) The Servicer shall not, without the consent of the Issuer and the Lender, take any action or permit any action to be taken by others, which would release any Person from any of its covenants or obligations under any Collateral pledged under the Indenture, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the


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validity or effectiveness of, any of the Collateral, except as expressly provided herein and therein.

            (c) The Servicer shall not take any action to seek any decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer under the Federal Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar Federal or state law, or to appoint a receiver, liquidator, assignee, trustee, or sequester (or other similar official) of the Issuer or of any substantial part of its property, or to order the winding up or liquidation of its affairs.

            Section 4.03 The Servicer Not To Resign; No Assignment.

            (a) The Servicer shall not resign from the respective duties and obligations hereby imposed on it except upon a determination by its Board of Directors that by reason of change in applicable legal requirements the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements (i.e., requirements pursuant to law or regulation, not contractual), said determination to be evidenced by a resolution of its Board of Directors to such effect accompanied by an opinion, reasonably satisfactory to the Lender, of counsel, satisfactory to the Lender, to such effect.

            (b) The Servicer may not assign this Agreement or any of its rights, powers, duties or obligations hereunder, provided that the Servicer may assign this Agreement in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with Section 4.01(b).

            (c) Except as provided in Sections 4.03(a) and 5.01, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 7.01, and shall survive the exercise by the Issuer or the Lender of any right or remedy under this Agreement, or the enforcement by the Issuer or the Lender of any provision of the Note, the Indenture or this Agreement and prior to the termination of this Agreement the Servicer shall continue to serve as Servicer hereunder until such time as a successor shall be appointed and assume the duties of Servicer hereunder. The Servicer shall, in servicing the Collateral after an Event of Default under the Indenture (i) promptly report to the Lender any event or circumstance known to it with respect to the Collateral which may materially and adversely effect the Collateral or the interests of the Lender therein, (ii) furnish to the Lender such reports and information with respect to the Collateral as the Lender may deem reasonably necessary for the Lender to exercise its rights under the Indenture, and (iii) cooperate with the Lender in the exercise of its rights under the Indenture, including in the sale or other disposition of the Collateral.


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            Section 4.04 Limitation on Liability of the Servicer and Others.
Except as provided in Section 4.05 with respect to the Collateral, the Issuer and the Lender, none of the shareholders, directors, officers, employees or agents of the Servicer shall be under any liability to the Collateral, the Issuer or the Lender for any action taken or for refraining from the taking of any action taken in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder. The Servicer and any shareholder, director, officer, employee, member, manager or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. The Servicer agrees to indemnify the Issuer and the Lender and any director, officer, employee or agent thereof against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys' fees and expenses) arising from or as a result of the Servicer's willful misfeasance, bad faith or negligence in the performance of its duties hereunder or any representation or warranty of the Servicer herein proving to be false or materially inaccurate on or as of the date made. The indemnity set forth in the preceding sentence shall survive the termination of this Agreement.

            Section 4.05 Fidelity Bond and Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicer in any capacity with regard to the Collateral to handle funds, money, documents and papers relating to the Collateral. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent music royalty servicers. No provision of this Section 4.05 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bond and errors and omissions policy, the coverage afforded thereunder extends to the Servicer. The Servicer shall cause each sub-servicer for it to maintain a fidelity bond which would meet such requirements. The Servicer shall cause to be delivered to the Issuer and the Lender a certification evidencing coverage under such fidelity bond and insurance policy which complies with the foregoing. Any such fidelity bond or insurance policy shall not be canceled or modified in a materially adverse manner without ten days prior written notice to the Issuer and the Lender.

           ARTICLE 5 - SERVICER TERMINATION; ADMINISTRATOR TERMINATION

            Section 5.01 Events of Servicer Termination. Any of the following acts or occurrences shall constitute an Event of Servicer Termination by the Servicer under this Agreement:

            (a) any failure by the Servicer to distribute to the Lender any payment required to be distributed under the terms of this Agreement which continues unremedied for a period of two Business Days after the earlier of (i) the date on which the Servicer shall first have knowledge, or in the exercise of reasonable care should have knowledge, of such failure or (ii) the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Issuer or the Lender;

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any of the other covenants or agreements on the part of the Servicer to be performed under this Agreement which failure continues unremedied for a period of 30 days after the earlier of (i) the date on which the Servicer shall first have knowledge of such failure or (ii) the date on which written notice of such failure requiring the same to be remedied, shall have been given to the Servicer by the Issuer or the Lender;

            (c) the entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

            (d) the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

            (e) the commencement by any governmental authority of criminal proceedings against the Servicer, whether arising out of the performance of its duties under this Agreement or otherwise.

            If an Event of Servicer Termination shall have occurred and be continuing, the Issuer or the Lender may, by notice given to the Servicer (with copies to the other party), terminate all of the rights and powers of the Servicer under this Agreement, including, without limitation, all rights of the Servicer to receive the Servicing Fee (but not its right to receive reimbursement for advances made hereunder and not constituting Servicer Expenses). Upon the giving of such notice, all rights, powers and duties of the Servicer under this Agreement shall vest in a successor servicer appointed pursuant to Section 5.02, and the Issuer, the Lender and such successor services are each hereby authorized and empowered to execute and deliver on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments and to do or accomplish all other acts or things, necessary or appropriate to effect such vesting, and the Servicer agrees to cooperate with the Issuer, the Lender and such successor servicer in effecting the termination of the Servicer's rights and responsibilities hereunder and shall promptly provide to the successor servicer all documents and records (electronic and otherwise) reasonably requested to enable it to assume the servicing functions hereunder, including the transfer to such successor servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to any of the Collateral. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Collateral to the successor servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of documentation of such costs and expenses. Without limiting the foregoing, upon one Business Day's prior written notice (which notice need not be given if an Event of Servicer Termination shall have occurred hereunder or any such event shall, in the reasonable judgment of the Lender, be imminent), the Servicer shall permit access to the Servicer's offices by the Issuer and the Lender or any Person appointed pursuant to Section 5.02 hereof for the purpose of effecting any transfer of servicing contemplated by this Section 5.01.

            Section 5.02 Appointment of Successor. On and after the time the Servicer receives a notice of termination pursuant to Section 5.01, a successor servicer appointed by the Issuer (or if not so appointed within thirty (30) days of such notice of termination, the Lender shall make such appointment) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof provided that (i) any failure of the successor Servicer to perform such responsibilities or duties that are caused by the Servicer's failure to provide information or monies required by Section 5.01 shall not be considered a default by the successor servicer, and (ii) the successor servicer shall have no liability for actions or inactions of the predecessor Servicer. As compensation therefor the successor servicer shall be entitled to receive any and all funds which the Servicer would have been entitled to charge the Collection Account if the predecessor Servicer had continued to act hereunder, and all reasonable costs and expenses incurred by the successor servicer in connection with assuming the duties and obligations of the Servicer hereunder shall be paid by the predecessor Servicer pursuant to
Section 5.01. Notwithstanding the above, if the Servicer shall resign as provided in Section 4.03, the Issuer shall take such actions as may be necessary to cause the appointment of a successor servicer. The successor servicer and the Servicer, as the case may be, shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession. Such successor servicer shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. No proposed successor servicer selected by the Issuer shall become the Servicer hereunder unless and until such proposed successor shall have been approved in writing by the Lender, such approval not to be unreasonably withheld.

            Section 5.03 Rights Cumulative. All rights and remedies from time to time enforced upon or reserved to the Issuer or the Noteholders or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

              ARTICLE 6 - REPURCHASE OF COLLATERAL BY CAKEWALK LLC

            Section 6.01 Repurchase of Collateral. (a) If at any time the Issuer, the Servicer or the Lender discovers or is notified in writing by either of the other parties that any of the representations and warranties of Cakewalk LLC in the Contribution Agreement was incorrect in any material and adverse respect at the time as of which such representations and warranties were made, then the party discovering such defect, omission, or occurrence shall promptly notify the other parties.

            (b) In the event of any circumstances or conditions described in Subsection (a) of this Section 6.01, then the Servicer shall, pursuant to this Agreement, require Cakewalk LLC pursuant to the Contribution Agreement to eliminate or otherwise cure such circumstance or condition. If Cakewalk LLC fails or is unable to cure such circumstance or condition in accordance with the Contribution Agreement, then the Servicer shall pursue indemnification by Cakewalk LLC under the Contribution Agreement, including, if the Servicer deems it appropriate, pursuit of a sale of some or all of the Collateral as to which such representation or warranty is incorrect. Upon deposit by Cakewalk LLC of the applicable purchase price in the Collection Account, the Lender shall release the affected Collateral from the lien of the Indenture. The parties hereto agree that the purchase of such affected Collateral by Cakewalk LLC as provided herein and in the Contribution Agreement shall constitute the sole remedy of the Lender with respect to any such breach of a representation or warranty with respect to the Collateral under the Contribution Agreement.

                      ARTICLE 7 - MISCELLANEOUS PROVISIONS

            Section 7.01 Termination of Agreement. Absent a termination pursuant to Section 5.01, the respective duties and obligations of the Servicer (except as hereinafter provided), the Issuer and the Lender created by this Agreement shall terminate upon the earlier to occur of (i) at the option of the Lender by five Business Days' prior written notice to the Servicer upon a sale of the Collateral described in Section 2.01(e) hereof, and (ii) the final payment to the Lender of all amounts due under the Indenture and the Notes and the discharge of the lien of the Indenture. Upon the termination of this Agreement pursuant to this Section 7.01, the Servicer shall pay any moneys with respect to the Collateral held by the Servicer and to which the Servicer is not entitled to the Issuer, the Lender or any other Person entitled thereto. Notwithstanding anything herein to the contrary, the Servicer's covenant set forth in Section 4.02(c) hereof shall survive for a period of one year and a day from the date on which all the Obligations under the Indenture have been satisfied in full and the Note shall have been paid in full.

            Section 7.02 Amendments.

            (a) This Agreement may be amended from time to time by the Servicer, the Issuer and the Lender for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

            (b) Promptly after the execution of any amendment, the Servicer shall send to the Issuer and the Lender a conformed copy of each such amendment, but the failure to do so shall not impair or affect its validity.

            Section 7.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 7.04 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered by hand or overnight courier or mailed to the intended recipient by first class United States mail, postage prepaid, and addressed, in each case as follows: (a) if to the Issuer, 250 West 57th Street, New York, New York 10107, Attention: Robert

Miller, with a copy to Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, Attention: Michael Blumenthal, (b) if to the Servicer, 110 West 57th Street, New York, New York 10019, Attention: President; and (c) if to the Lender, at its address set forth in the Note Register. Any of the Persons in subclauses (a) through (c) above may change the address for notices hereunder by giving notice of such change to the other Persons. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

            Section 7.05 Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Issuer, the Noteholders or the Servicer. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

            Section 7.06 Inspection and Audit Rights; Confidentiality.

            (a) The Servicer, on reasonable prior notice, shall permit any representative of the Issuer or the Lender (each a "Representative," and collectively, the "Representatives") during the Servicer's normal business hours, as applicable, to examine all the books of account, records (including computer records), reports and other papers of the Servicer relating to the Collateral, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Representative, to discuss its affairs, finances and accounts relating to the Collateral with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representatives such affairs, finances and accounts), and regarding the information including the underlying documentation required to be furnished pursuant to this Agreement or regarding the performance of the Servicer's respective covenants and agreements contained in any of this Agreement or any of the Transaction Documents to which it is a party all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Issuer or the Lender of any right under this Section 7.06 shall be borne by such party if such right is exercised prior to the declaration of a Default hereunder and by the Servicer if exercised thereafter or until time of cure or one year whichever is earlier, unless such inspection reveals cause for termination of the Servicer under Section 5.01 in which event the Servicer shall be responsible for such expenses.

            (b) For the purposes of this Section 7.06(b), "Confidential Information" means information obtained by the Servicer or the Lender (the "Parties") including, without limitation, the Transaction Documents, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Parties as being confidential information of the Issuer, provided that such term does not include information that (a) was publicly known or otherwise known to the Parties (other than that obtained from Parties or permitted persons pursuant to the following sentence) prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Parties or any person acting on their behalf,
(c) otherwise becomes known to such Parties other than through disclosure by the Servicer or (d) constitutes financial statements delivered to such Parties under the Transaction Documents that are otherwise publicly available in the normal course. With respect to such Confidential Information such Parties shall maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Parties in good faith to protect confidential information of third parties delivered to such Parties, provided, that the all such Parties may deliver or disclose Confidential Information to (i) their directors, officers, employees, agents, attorneys and affiliates, (ii) their financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 7.06(b), (iii) any other holder of a Note (iv) any accredited investor to which a Noteholder sells or offers to sell such Note or any part thereof (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 7.06(b)), (v) any federal or state regulatory authority, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Parties (if such Party is a Noteholder) investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (x) to effect compliance with any law, rule, regulation or order applicable to such Parties, (y) in response to any subpoena or other legal process or (z) in connection with any litigation to which the Issuer, the Servicer or such Party are a party, or for the protection of, the rights and remedies of the Noteholders under this Agreement. Each Noteholder, by its request to exercise its right of inspection pursuant to this Section 7.06, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 7.06(b) as though it were a party to this Agreement. On reasonable request by the Servicer in connection with the delivery to any Party of information required to be delivered to such Party under this Agreement or requested by such Party (other than a Party that is a party to this Agreement or its nominee), such Party will enter into an agreement with the Servicer embodying the provisions of this Section 7.06(b).

            Section 7.07 Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

            Section 7.08 Article Headings. The article headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            Section 7.09 Legal Holidays, In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

            Section 7.10 Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the Issuer, the Lender and the Servicer have caused this Agreement to be duly executed by their respective authorized signatories as of the date and year first above written.

                              LENDER:

                              ENTERTAINMENT FINANCE
                                INTERNATIONAL, LLC

                              By: BJT Holding, Inc., its
                                  Managing Member.

                              By: /s/ Thomas Cyrana
                                  -------------------------------------
                                  Name: Thomas Cyrana
                                  Title: Vice President


                              SERVICER:

                              RZO CORPORATE ADMINISTRATION, INC.

                              By: /s/ Thomas Cyrana
                                  -------------------------------------
                                  Name: Thomas Cyrana
                                  Title: Vice President


                              ISSUER:

                              CAKEWALK BRE LLC

                              By:

                              By: /s/ Robert Miller
                                  -------------------------------------
                                  Name: Robert Miller
                                  Title: CEO and President

                                                        CONFIDENTIAL INFORMATION

                                    EXHIBIT A

                             Form of Servicer Report

                                 SERVICER REPORT                    CONFIDENTIAL
                            Issuer: Cakewalk BRE LLC                 INFORMATION
                   Servicer: RZO Corporate Administration Inc
                       Payment Date: _____________________
                       Collection Period: ________________

I   The Collection Account

    A   Deposits to the Collection Account

        1   Gross Receipts in respect of the Assets for the
            Collection Period                                    $          --
                                                                 ---------------
        2   Investment earnings in respect of funds in
            Collection Account
                                                                 ---------------
        3   Deposits for repurchase of assets {Section 12.3}
                                                                 ---------------
        4   Deposits for sale of assets {Section 6.14}
                                                                 ---------------
        5   Deposits for redemption of Notes {Section 10.3}
                                                                 ---------------
        6   Other: specify
                                                                 ---------------
        7   Total on Deposit in Collection Account at
            January 0, 1900 available for Payment Date
            withdrawals.                                         $          --
                                                                 ---------------

    B   Withdrawals from Collection Account

        8   Payments for Impositions on Rights if covenant
            not met {Section 13.1 (a)}                           $          --
                                                                 ---------------
        9   Deposit of RYKO Reserve Payment to Reserve Fund
            {Section 13.1(a)} (Line 40)
                                                                 ---------------
        10  Available Funds (Line 7 minus Line 8 minus Line 9)
                                                                 ---------------
        11  Servicing Fee and costs {Section 13.1 (b)(i)}
                                                                 ---------------
        12  Payment of Management Fee if the Manager is NOT
            an Affiliate of the Issuer to the extent of
            Available Funds in the Collection Account
            {Section
                                                                 ---------------
        13  Payment of interest on Notes {Section 13.1
            (b)(iii)}
                                                                 ---------------
        14  Payment of Note Principal Payment (months
            13-120) {Section 13.1 (b)(iv)}
                                                                 ---------------
        15A Available Funds (shortfall) after deducting
            Lines 11, 12, 13, 14 from Line 10
                                                                 ---------------
        15B Funding necessary from the Reserve Fund to fund
            the shortfall, if any, shown on Line 15A
                                                                 ---------------
        15C Funds Available for further distribution
                                                                 ---------------
        16  Payment of the Expense Payment to the extent of
            Available Funds in the Collection Account
            (months 1-12) {Section 13.1 (b)(v)}
                                                                 ---------------
        17  Payment of the Management Fee if the Manager IS
            an Affiliate of the Issuer) (months 1-12)
            {Section 13.1 (b)(vi)}
                                                                 ---------------
        18  Deposits to the Reserve Fund representing the
            difference, if any, between the Reserve Fund
            deposit balance amount and the Minimum Reserve
            Fund Requirement (months 13-120) {Section 13.1
            (b)(vii)}
                                                                 ---------------
        19  Payment of the Management Fee if the Manager IS
            an Affiliate of the Issuer) (months 13-120)
            {Section 13.1 (b)(viii)}
                                                                 ---------------
        20  Remaining balance, if any, to Issuer {Section
            13.1 (b)(ix)}
                                                                 ---------------
        21  Total Withdrawals from the Collection Account        $          --
                                                                 ---------------


        Date:                                                         Page 1

                                 SERVICER REPORT                    CONFIDENTIAL
                            Issuer: Cakewalk BRE LLC                 INFORMATION
                   Servicer: RZO Corporate Administration Inc
                       Payment Date: _____________________
                       Collection Period: ________________

II  The Reserve Fund

        22  Reserve Fund Balance at beginning of Collection
            Period                                               $          --
                                                                 ---------------

    A   Deposits to the Reserve Fund

        23  Investment earnings in respect of funds on
            deposit in Reserve Fund for the prior Collection
            Period                                               $          --
                                                                 ---------------
        24  The RYKO Reserve Payment at the prior Payment
            Date                                                 $          --
                                                                 ---------------
        25  Amounts deposited from the Collection Account at
            the prior Payment Date
                                                                 ---------------
        26  Reserve Fund Balance immediately following prior
            Payment Date                                         $          --
                                                                 ---------------
        27  Investment earnings in respect of funds on
            deposit in Reserve Fund for the Collection
            Period
                                                                 ---------------
        28  The RYKO Reserve Payment at the Payment Date
            (Line 40).
                                                                 ---------------
        29  Amounts to be deposited from the Collection
            Account at the Payment Date
                                                                 ---------------

    B   Withdrawals from the Reserve Fund

        30  Payment of amount shown on Line 15A, if negative
            {Section 13.2}                                       $          --
                                                                 ---------------
        31  Reserve Fund Balance following the Payment Date      $          --
                                                                 ---------------

III Note Balances

        32  Initial Note Principal Balance                       $          --
                                                                 ---------------
        33  Note Principal Balance immediately preceding the
            Payment Date
                                                                 ---------------
        34  Note Principal Payment (current plus Principal
            Shortfalls)
                                                                 ---------------
        35  Note Principal Balance immediately following the
            Payment Date (Line 33 minus Line 34)                 $          --
                                                                 ---------------

IV  Imposition on Rights Payments (Line 8)                       $          --
                                                                 ---------------

V   Calculation of RYKO Reserve Payment

        36  Sum withheld by RYKO Distribution Partners as
            reserve against future returns nine months
            earlier                                              $          --
                                                                 ---------------
        37  Reserve Fund Balance at beginning of Collection
            Period
                                                                 ---------------
        38  Sum of Lines 36 and 37
                                                                 ---------------
        39  Maximum Ryko Reserve Payments to be deposited to
            Reserve Fund {Section 13.1(a))
                                                                 ---------------
        40  Amount of RYKO Reserve Payment
            (i)  If Line 38 is greater than Line 39, then
                 Line 39 minus Line 37
                                                                 ---------------
            (ii) If Line 38 is less than Line 39, then Line
                 36
                                                                 ---------------
            Note: The RYKO Reserve Payment is not applicable after the Payment Date


        Date:                                                         Page 2

                                 SERVICER REPORT                    CONFIDENTIAL
                            Issuer: Cakewalk BRE LLC                 INFORMATION
                   Servicer: RZO Corporate Administration Inc
                       Payment Date: _____________________
                       Collection Period: ________________

VI  Determination of Deficiency Trigger Event

        41  Amount on deposit in Reserve Fund immediately
            after the Payment Date (Line 31)                     $          --
                                                                 ---------------
        42  Minimum Reserve Fund Requirement
                                                                 ---------------
        43  Line 41 minus Line 42
                                                                 ---------------
        44  Deficiency Trigger Event if Line 43 is negative
            (to be determined on or after the Payment Date
            occurring in June, 2000)
                                                                 ---------------

VII Maintenance of Covenants by the Manager

    A   Compliance with Financial Covenants as set forth in
        Section 6.l(k) of the Management Agreement
          45  Manager in compliance with Financial Covenants
              as set forth in Section 6.1(b) and
              6.1(k)(l,2,3,8,9,10,11,12,13,14) of the
              Management Agreement                    ____ yes ____ no
              (i) If no, provide detail below:

    B   Compliance with Other Covenants as set forth in
        Section 6.1(a-j) of the Management Agreement
          46  Manager in compliance with Covenants as set   ____ yes ____ no
              forth in Section 6.1(a-j) of the Management
              Agreement
              (i) If no, provide detail below:

    Very truly yours,


    Date:                                                             Page 3